Exhibit (b)(5)

April 17, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Credit Suisse Trust, which we understand will be filed with the Securities and Exchange Commission, pursuant to Form N-CSR/A of Credit Suisse Trust dated April 17, 2025. We agree with the statements contained in Item 8 under the heading Changes in and Disagreements with Accountants for Open-End Management Investment Companies concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

New York, New York

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